EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of June 25, 2025, by and among Splash Beverage Group, Inc., a Nevada corporation (the “Company”) and the purchasers from time-to-time party hereto as “Purchasers” (together with their respective successors and assigns, each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.       The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below), and/or Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act.

B.       Each of the Purchasers, wishes to purchase, and the Company wishes to sell at closing, upon the terms and conditions stated in this Agreement, the Securities (as defined herein), all in the amounts and for the price set forth on each Purchaser’s signature page.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Defined Terms.

In addition to terms defined elsewhere in this Agreement or in any supplement, amendment or exhibit hereto, when used herein, the following terms shall have the following meanings:

(a)       “Action” has the meaning specified for such term in Section 3.1(i).

(b)       “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act, including, among others, executive officers, directors, large stockholders, subsidiaries, parent entities and sister companies.

(c)       “Certificate of Designations” means the Certificate of Designations of Rights, Preferences and Limitations of Series A-1 Convertible Redeemable Preferred Stock, substantially in the form attached as Exhibit A.

(d)       “Class A Warrants” means those certain Common Stock Purchase Warrants, issued by the Company to the Purchasers on the Closing Date and any and all Warrant(s) issued in exchange, transfer or replacement of the Warrant(s), substantially in the form attached as Exhibit B.

(e)       “Class B Warrants” means those certain Warrants to purchase shares of Series A-1, issued by the Company to the Purchasers on the Closing Date and any and all Warrant(s) issued in exchange, transfer or replacement of the Warrant(s), substantially in the form attached as Exhibit C.

(f)       “Closing Date” means a Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the parties’ obligations hereunder have been satisfied or waived, including (i) each Purchaser’s obligation to pay the Purchase Price as described herein, and (ii) the Company’s obligations to deliver the Securities. For avoidance of doubt, the Company and Purchasers may have multiple Closing Dates.

(g)       “Common Stock” means (i) the Company’s common stock, par value $0.001 per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h)       “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(i)       “Conversion Shares” means shares of Common Stock issuable upon conversions of the Series A-1.

(j)       “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

(k)       “Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money.

(l)       “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would be expected to become, individually or in the aggregate, materially adverse to the (i) the business, prospects, assets, property, results of operations, or condition (financial or otherwise) of the Company, (ii) the validity or enforceability of this Agreement or any of the other Transaction Documents, (iii) the rights or remedies of any Purchaser hereunder or thereunder, or (iv) the ability of the Company to perform its obligations under any Transaction Document.

(m)       “Permitted Indebtedness” means (i) any Indebtedness of the Company outstanding as of the date of this Agreement and/or that is listed on Schedule 1.1(l), (ii) purchase money indebtedness incurred in connection with the acquisition of capital assets in the ordinary course of business, (iii) capital leases, and (iv) related party indebtedness or intercompany advances which are approved or ratified by the Board of Directors of the Company.

(n)       “Permitted Lien” means the individual and collective reference to the following: (i) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (ii) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (iii) Liens incurred in connection with Permitted Indebtedness; (iv) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; and (v) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature that are not past due, in each case in the ordinary course of business, but excluding any contract for the payment of money.

(o)       “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

(p)       “Principal Market” means the principal trading market on which the Common Stock is listed or quoted for trading on the date in question, including any of the following markets or exchanges: the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, any market or quotation service of the OTC Markets Group (including the OTCQX, the OTCQB, the OTC Pink Open Market or any successors to any of the foregoing).

(q)       “Purchase Price” shall have the meaning as set forth on each Purchaser’s signature page. Each Purchaser shall pay the same price per share of Series A-1.

(r)       “Registration Rights Agreement” means the Registration Rights Agreement in the form attached as Exhibit D.

(s)       “Required Minimum” means 100% of the Underlying Shares.

(t)       “SEC” means the United States Securities and Exchange Commission.

(u)       “Securities” means the Series A-1 and the Warrants purchased pursuant to this Agreement, all Conversion Shares and Warrant Shares and any securities of the Company issued to the Purchasers in replacement, substitution and/or in connection with any exchange, conversion and/or any other transaction involving all or any of such securities of the Company.

(v)       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(w)       “Series A-1” means the Series A-1 Convertible Redeemable Preferred Stock of the Company.

(x)       “Shareholder Approval” means (i) an increase in authorized Common Stock of the Company as and to the extent necessary to permit full issuance of the Underlying Shares together with other Common Stock Equivalents outstanding as of the date of this Agreement, and (ii) the approval of the issuance of all of the Securities as may be required by the rules and regulations of the Principal Market (without regard to any limitations on conversion or exercise set forth in the Securities), unless the staff of the Principal Market has advised the Company that the Conversion Shares and the Warrant Shares are not subject to any 19.99% limitation.

(y)        “Shareholder Approval Date” means the date on which each of the Shareholder Approval and the amendment to the Company’s Articles of Incorporation contemplated thereby has occurred and is effective.

(z)       “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(aa) “Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

(bb) “Trading Day” means a day on which the Principal Market is open for trading.

(cc) “Transaction Documents” means, collectively, this Agreement, the Certificate of Designations, the Warrants, and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

(dd) “Transfer Agent” means VStock Transfer, LLC, the Company’s transfer agent, and any successor transfer agent of the Company.

(ee) “Underlying Shares” means all Conversion Shares and all Warrant Shares.

(ff) “Warrants” means the Class A Warrants and the Class B Warrants.

(gg) “Warrant Shares” has the meaning assigned to such term in the Class A Warrants and Class B Warrants.

ARTICLE 2

PURCHASE AND SALE

2.1       Closing.

(a)       The Securities will be offered for sale until the earlier of (i) the date upon which subscriptions for up to $1,250,000 (the “Maximum Offering”) offered hereunder have been accepted, or (ii) June 30, 2025, unless extended by the Company for two additional 30 day periods without prior notice to the Purchasers, unless terminated at an earlier time by the Company (the “Termination Date”). Closings with respect to Securities may take place at any time prior to the Termination Date as determined by the Company with respect to subscriptions accepted prior to the Termination Date (each such closing referred to as a “Closing”). The last Closing of the Offering, occurring on or prior to the Termination Date, shall be referred to as the “Final Closing”. Any subscription documents or funds received after the Final Closing will be returned, without interest or deduction. In the event that the any Closing does not occur prior to the Termination Date, all amounts paid by the Purchaser shall be returned to the Purchaser, without interest or deduction. The Purchaser may not revoke this subscription or obtain a return of the subscription amount except as may be provided by applicable state law. Any subscription received prior to the Termination Date shall be irrevocable. The minimum purchase that may be made by any prospective Purchaser shall be $50,000. The Company reserves the right to reject any subscription made hereby, in whole or in part, in its sole discretion. The Company’s agreement with each Purchaser is a separate agreement and the sale of the Securities to each Purchaser is a separate sale.

(b)       On a Closing Date, subject to the occurrence of the conditions set forth in Section 2.3, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser severally, but not jointly or jointly and severally, agrees to purchase, the Securities in such amounts as indicated next to its name on the signature page of this Agreement hereto. Each Purchaser shall deliver, via wire transfer, immediately available funds equal to the Purchase Price for its Securities as set forth herein, and the Company shall deliver to each Purchaser the number of Series A-1 and the Warrants specified opposite its name on the signature page of this Agreement on the Closing Date, and the Company and the Purchasers shall deliver the other items set forth in Section 2.2 deliverable on the Closing Date. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely or as the parties shall mutually agree.

2.2       Deliveries.

(a)       On or prior to a Closing Date, the Company shall deliver or cause to be delivered to the Purchasers the following:

(i)       this Agreement duly executed by the Company;

(ii)       a copy of the Certificate of Designations as filed with the Secretary of State of the State of Nevada;

(iii)       delivery in book entry form of the Series A-1 purchased by such Purchaser as set forth on such Purchaser’s signature page to this Agreement;

(iv)       a Class A Warrant, registered in the name of each Purchaser as set forth on the signature page of this Agreement, duly executed by the Company;

(v)       a Class B Warrant, registered in the name of each Purchaser as set forth on the signature page of this Agreement, duly executed by the Company; and

(vi)       the Registration Rights Agreement duly executed by the Company.

(b)       On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)       this Agreement duly executed by such Purchaser;

(ii)       the Registration Rights Agreement duly executed by such Purchaser; and

(iii)       the portion of the Purchase Price specified opposite its name on the signature page of this Agreement, by wire transfer or as otherwise agreed upon by the Company.

2.3       Conditions to Purchase the Securities. Subject to the terms and conditions of this Agreement, on the Closing Date, each Purchaser, severally, but not jointly or jointly and severally, will purchase from the Company the Securities in the amounts and for the Purchase Price as set forth opposite its name on the signature page of this Agreement, provided the following:

(a)       The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)       the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement;

(iv)       the Certificate of Designation shall have been filed with the Secretary of State of the State of Nevada; and

(v)       no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or other federal, state, local or other governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b)       The obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Closing of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed in all material respects;

(iii)       the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)       except for the Shareholder Approval, the Company shall have obtained all governmental, regulatory and third party consents and approvals, if any, necessary for the entry into the Transaction Documents and the sale of the Securities;

(v)       the Certificate of Designation shall have been filed with the Secretary of State of the State of Nevada; and

(vi)       no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or other federal, state, local or other governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1       Representation and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, and subject to the qualifications set forth herein, the Company represents and warrants to the Purchasers on the Closing Date and on each date on which the representations and warranties are required to be made or remade (unless as of a specific date set forth below) as follows:

(a)       Power and Authority. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company, including, without limitation, the issuance of the Series A-1 and the Underlying Shares, as the case may be, and the reservation for issuance and issuance of the Underlying Shares. This Agreement and any Transaction Documents have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       Organization and Qualification. The Company and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of their respective organization and are duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified would not result in a Material Adverse Effect.

(c)       No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Company’s Articles of Incorporation of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not result in a Material Adverse Effect.

(d)       Subsidiaries. Except for Permitted Liens, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock or other interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(e)       No Consents. Except for Shareholder Approval, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof.

(f)       Issuance of Securities. The issuance of the Series A-1 is duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance or conversion in accordance with the Certificate of Designations and/or upon the exercise of each Warrant in accordance with its terms, the Underlying Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock other than restrictions under the Securities Act. The Company is planning to offer to issue Series B Convertible Preferred Stock in exchange for certain Indebtedness in order to increase its shareholder’s equity to maintain its listing on the NYSE American which is the Principal Market, and such Principal Market may conclude that the voting, conversion and exercise rights of the Securities should be integrated with the Series B Convertible Preferred Stock and therefore subject to a combined 19.99% limitation thereon prior to the Company obtaining shareholder approval.

(g)       Licenses and Permits. The Company and each of its Subsidiaries possesses all material certificates, authorizations, consents, approvals, orders, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities (collectively, the “Permits”), necessary to conduct its business as now conducted. All of such Permits are valid and in full force and effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or investigation that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Permit.

(h)       Investment Company. The Company is not (i) an “investment company” or a company “controlled”, whether directly or indirectly, by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(i)       Litigation. Except as set forth on Schedule 3.1(i), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, result in a Material Adverse Effect.

(j)       Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. No Purchaser shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Agreement that may be due in connection with the transactions contemplated by the Transaction Documents.

(k)       Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

3.2       Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants as of the date hereof and as of the applicable Closing Date to the Company as follows:

(a)       Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)       Purchaser Status. At the time such Purchaser was offered the Securities, it was, as of the date hereof it is and as of the Closing Date it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Purchaser’s purchase price for the Securities hereunder is not being financed, in whole or in part, by any third party for the specific purpose of investing in securities of the Company.

(d)       No General Solicitation; No Advertising. The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Securities directly or indirectly through or as a result of, any form of general solicitation or general advertising including, without limitation, any press release, article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including without limitation, Internet “blogs,” bulletin boards, discussion groups or social networking sites in connection with the offering and sale of the Securities and is not subscribing for the Securities and did not become aware of the offering of the Securities through or as a result of any seminar or meeting to which the undersigned was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally. The Purchaser further confirms that it has a substantive and pre-existing relationship with the Company or their respective officers, directors or agents and such Purchaser was not solicited to purchase the Securities through the use of general solicitation or had established a substantive relationship with the Company prior to the commencement of any Rule 506(b) private placement conducted by the Company.

(e)       Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)       Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents and all exhibits and schedules thereto and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g)       No Minimum Offering. Each Purchaser acknowledges that while the Company is seeking to raise up to $1,250,000, there is no assurance that the Company will raise that much money, be able to convert its outstanding Indebtedness for Series B Convertible Preferred Stock or otherwise keep its Common Stock listed on the Principal Market.

(h)       SEC Reports. Each Purchaser acknowledges that it has reviewed the reports the Company files with the SEC at sec.gov/EDGAR, that the Company has failed to file its annual report for 2024 and its quarterly report for the first quarter of 2025 and it is seeking to raise money by selling the Securities to pay its auditors and for working capital. Each Purchaser further acknowledges that the Principal Market has sent the Company a notice of non-compliance with its listing rules.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1       Transfer Restrictions.

(a)       The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)       Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that each Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At such Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are then registered for resale on a registration statement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

4.2       Indemnification of Purchasers. Subject to the provisions of this Section 4.2, the Company will indemnify and hold each Purchaser and their respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls any Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any registration statement filed by the Company, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.3       Reservation of Common Stock. Within three Trading Days of the Shareholder Approval Date, the Company shall reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock equal to the Required Minimum for the purpose of enabling the Company to issue the Underlying Shares and any other shares that may be issuable pursuant to the Securities. If, on any date after the Shareholder Approval Date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Company’s board of directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 90th day after such date.

4.4       Certain Transactions and Confidentiality. Each Purchaser covenants, severally, but not jointly or jointly and severally, that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly disclosed. Until that time, each Purchaser covenants, severally, but not jointly or jointly and severally, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly disclosed, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly disclosed, (iii) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling Securities which have been issued under the terms of this Agreement, the Certificate of Designations, the Warrants or any other Transaction Document, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (iv) no Purchaser shall be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction, (v) any Purchaser may engage in hedging activities, other than Short Sales at various times during the period that the Securities are outstanding, and (vi) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the first public disclosure relating to that Purchaser’s purchase of Securities. Except as contemplated above, Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

4.5       Preservation of Corporate Existence. So long as any Warrants issued hereunder remain outstanding, the Company shall, and shall use its commercially reasonable efforts to cause each of its Subsidiaries to, preserve and maintain their respective corporate existences, rights, privileges and franchises in their respective jurisdictions of incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of their respective businesses and operations and where the failure to qualify or remain qualified would result in a Material Adverse Effect.

ARTICLE 5

MISCELLANEOUS

5.1       Fees and Expenses. Except as expressly set forth below and in the Transaction Documents to the contrary, each party shall pay the reasonable, documented fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by any Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to any Purchaser.

5.2       Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York, NY time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via or email at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York, NY time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto, unless the Company or any Purchaser, as the caser may be, changes such address by the giving of notice under this Section 5.3.

5.4       Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of a majority of the then outstanding Series A-1 or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with accordance with this Section 5.4 shall be binding upon the Purchasers and holders of Securities and the Company and its Subsidiaries.

5.5       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers,” and provided further that (a) such transferee is an “accredited investor” within the meaning of Rule 501 under the Securities Act and (b) such transferee is not a direct competitor of the Company or any Subsidiary.

5.6       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.7       Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents or arising under any Transaction Documents or the from the sale of the Securities shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) or arising under any Transaction Documents or the from the sale of the Securities shall be commenced exclusively in the state and federal courts sitting in Ft. Lauderdale, FL and each party hereby irrevocably submits to the exclusive jurisdiction of such courts and agrees not to challenge the jurisdiction or venue In any Action, the parties hereby irrevocably waives any right it may have to, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of any Action arising under any of the Transaction Documents or the purchase of the Securities.

If any party shall commence an Action to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and litigation of such Action.

5.8       Survival. The representations and warranties contained herein shall survive a Closing and the delivery of the Securities at a Closing.

5.9       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, as long as the essential terms and conditions of this Agreement for each party remain valid, binding, and enforceable. The parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

5.11       Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.12       Florida Right of Rescission. Pursuant to and subject to the conditions set forth in Section 517.061(10)(a) of the Florida Statutes, any Purchaser located within the State of Florida shall have the right to rescind this Agreement and receive a full refund of all consideration paid to the Company with respect to the sale of Securities contemplated hereby, without interest, within three business days after the first tender of consideration to the Company or an agent of the Company, by providing written notice to the Company of its election to exercise such rescission rights.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SPLASH BEVERAGE GROUP, INC.

By:
Name:	Robert Nistico
Title:	Chief Executive Officer

Address for Notice:

Attention:
E-Mail:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By:
Name:
Date:

Address for Notice to Purchasers:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Purchase Price $______________________

Number of Shares of Series A-1________________

Number of Class A Warrants_____________

Number of Class B Warrants_______________